Exhibit 10.1

LOCK-UP AGREEMENT

July 8, 2019

DFB Healthcare Acquisitions Corp.

780 Third Avenue

New York, New York 10017

AdaptHealth Holdings LLC

122 Mill Road, Suite A130

Phoenixville, Pennsylvania 19460

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to an Agreement and Plan of Merger entered into as of July 8, 2019 (“Merger Agreement”) by and among DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB Healthcare”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware corporation, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders’ Representative. Capitalized terms used and not otherwise defined herein are defined in the Merger Agreement and shall have the meanings given to such terms in the Merger Agreement.

1.                                      In order to induce all parties to consummate the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) [nine months](1) [(x) in the event the undersigned has had redeemed Consideration Units or shares of DFB Healthcare Common Stock as contemplated by Section 7.19 of Merger Agreement, six months and (y) in the event the undersigned has not had any Consideration Units or shares of DFB Healthcare Common Stock, redeemed as contemplated by Section 7.19 of the Merger Agreement, three months; provided, however, if the undersigned receives additional Founders Shares or Warrants pursuant to the Founders Equity Transfer Agreement, nine months](2) after the Closing Date and (b) the date following the completion of the transactions contemplated by the Merger Agreement on which DFB Healthcare completes a liquidation, merger, stock exchange or other similar transaction that results in all of DFB Healthcare’s stockholders having the right to exchange their shares of DFB Healthcare Common Stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (x) any Surviving Company Common

(1)  Note to Draft: For Management, Alan Quasha and BlueMountain

(2)  Note to Draft: All other Members.

Units held by the undersigned and (y) any shares of DFB Healthcare Common Stock held by the undersigned, whether received as Closing Stock Consideration pursuant to the Merger Agreement, upon the exchange of Surviving Company Common Units or otherwise (such Surviving Company Common Units and shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2.                                      The undersigned hereby authorizes DFB Healthcare during the Lock-Up Period to (i) cause its transfer agent for DFB Healthcare Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares and (ii) in its capacity as manager of the Company, not permit any transfer of any Surviving Company Common Units that constitute Lock-Up Shares, in each case, following the completion of the transactions contemplated by Merger Agreement, if such transfer would constitute a violation or breach of this Agreement.

3.                                      Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(i)                                     if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii)                                  as a bona fide gift or gifts;

(iii)                               to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv)                              to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members;

(v)                                 to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

(vi)                              if the undersigned is not a natural person, to any affiliate, investment fund controlled or managed by the undersigned, or commonly controlled investment fund; or

(vii)                           if the undersigned is not a natural person, through distributions to limited or general partners, members, stockholders or affiliates of the undersigned.

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (vii) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to DFB Healthcare and the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.

4.                                      The restrictions set forth in this Agreement shall not apply to:

(i)                                     the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period;

(ii)                                  the exchange of any Surviving Company Common Units and/or shares of Class B Common Stock held by the undersigned for shares of DFB Healthcare Common Stock pursuant to that certain Exchange Agreement, dated as of the date hereof, between the undersigned, DFB Healthcare, the Company and the other persons from time to time party thereto; provided, such shares of DFB Healthcare Common Stock shall constitute “Lock-Up Shares” hereunder;

(iii)                               any shares of DFB Healthcare Common Stock purchased by the undersigned in the open market following the date hereof; or

(iv)                              the inclusion of any Lock-Up Shares (but not the subsequent sale or transfer of such Lock-Up Shares) as part of any resale shelf registration statement filed pursuant to Section 1 of the Registration Rights Agreement.

5.                                      If, prior to the expiration of the Lock-Up Period set forth in this Agreement, DFB Healthcare and the Company enter into an agreement with any officer, director or holder of DFB Healthcare or the Company, holder of Surviving Company Common Units or holder of shares of DFB Healthcare Common Stock, and such other agreement waives, terminates or suspends an existing lock-up restriction, in whole or in part, permanently or for a limited period of time, then this Agreement shall be deemed to be automatically modified without any further action (the “Pro-rata Release”) so that the lock-up restrictions of this Agreement are also waived, terminated or suspended on the same terms and for the same percentage of the undersigned’s holdings of Lock-Up Shares. The Company shall, upon any such automatic modification of this Agreement, notify the undersigned of such modification in writing as promptly as reasonably practicable and in any event at least 12 hours prior to the open of trading markets on the date such waiver, termination or suspension is to take effect.

6.                                      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

7.                                      This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

8.                                      No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

9.                                      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, in any court of the United States located in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10.                               Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

[Signature on the following page]

Very truly yours,

[ ]

By:
Name:
Title:
Address:

Email:

[Signature Page to Lock-Up Agreement]

Accepted and Agreed:

DFB HEALTHCARE ACQUISITIONS CORP.

By:
Name:
Title:

ADAPTHEALTH HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]